EXHIBIT 99.1

Filed by Amgen Inc.

Pursuant to Rule 425 under the Securities Act of 1933
and deemed filed pursuant to Rule 13e-4(c) under the Securities Act of 1934

Subject Company: Amgen Inc.

Commission File No. 000-12477

Amgen Inc.

Registration Statement on Form S-4
Registration No. 333-123293

NEWS RELEASE

One Amgen Center Drive
Thousand Oaks, CA 91320-1799
Telephone (805) 447-4587
Fax (805) 499-3507
www.Amgen.com

Amgen Announces Expiration and Results of its Exchange Offer for Its
Outstanding Liquid Yield Option Notes Due 2032

THOUSAND OAKS, Calif., — (May 5, 2005) – Amgen Inc. (Nasdaq: AMGN), the world’s largest biotechnology company, announced today that it has completed its previously announced offer to exchange up to $2,359,102,000 aggregate principal amount at maturity of its outstanding Liquid Yield Option Notes due 2032 (the “Old Notes”) for an equal amount of its Zero Coupon Convertible Notes due 2032 (the “New Notes”). The exchange offer expired at 5:00 p.m., EDT, on May 5, 2005 (the “Expiration Date”).

As of the Expiration Date, $2,238,592,000 principal amount at maturity of the Old Notes, representing approximately 95 percent of the Old Notes, had been tendered. All Old Notes that were properly tendered and not withdrawn have been accepted for exchange. Through the exchange offer, Amgen offered to exchange $1,000 of principal amount at maturity of the New Notes plus a cash exchange fee of $2.50 for each $1,000 of principal amount at maturity of the Old Notes. The settlement and exchange of the New Notes and payment of the exchange fee for the Old Notes is being made promptly. Following the closing of the exchange offer, $120,510,000 aggregate principal amount at maturity of the Old Notes will remain outstanding.

A registration statement relating to the New Notes was filed with the Securities and Exchange Commission and has been declared effective. The registration statement, prospectus, Schedule TO and other materials related to the exchange offer may be obtained free of charge at the Securities and Exchange Commission’s website (www.sec.gov). The dealer managers for the exchange offer were Credit Suisse First Boston LLC, Eleven Madison Avenue, New York, New York 10010 (telephone: 212-325-0057) and UBS Investment Bank, 677 Washington Boulevard, Stamford, Connecticut 06901 (telephone – toll-free: 888-722-9555 ext. 4210), and the information agent for the exchange offer was Morrow & Co., Inc., 445 Park Avenue, 5th Floor, New York, New York 10022 (telephone number: 212-754-8000 or 800-607-0088 (holders please call toll free) or 800-654-2468 (banks and brokers)). The exchange agent for the exchange offer is:

- MORE -

AMGEN INC.  ANNOUNCES EXPIRATION AND RESULTS OF ITS EXCHANGE OFFER FOR ITS OUTSTANDING LIQUID YIELD OPTION NOTES DUE 2032

LaSalle Bank National Association
135 South LaSalle Street, Suite 1960
Chicago, IL 60603
Telephone: (312) 904-5532
Facsimile: (312) 904-2236

This press release does not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the securities to be issued in the exchange offer in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

Forward-Looking Statement
This news release contains forward-looking statements that involve significant risks and uncertainties, including those discussed below and others that can be found in our registration statement and prospectus relating to the exchange offer described above, in our Form 10-K for the year ended December 31, 2004, and in our periodic reports on Form 10-Q and Form 8-K. Amgen is providing this information as of the date of this news release and does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

No forward-looking statement can be guaranteed and actual results may differ materially from those we project. Amgen’s statements in this press release contain forward-looking statements regarding the timing of the exchange offer. There can be no assurance that Amgen will complete the exchange offer on the anticipated terms or at all. Amgen’s ability to complete the exchange offer will depend, among other things, on market conditions. In addition, Amgen’s results may be affected by our ability to successfully market both new and existing products domestically and internationally, sales growth of recently launched products, difficulties or delays in manufacturing our products, and regulatory developments (domestic or foreign) involving current and future products and manufacturing facilities. In addition, sales of our products are affected by reimbursement policies imposed by first party payors, including governments, private insurance plans and managed care providers, and may be affected by domestic and international trends toward managed care and healthcare cost containment as well as possible U.S. legislation affecting pharmaceutical pricing and reimbursement. Government regulations and reimbursement policies may affect the development, usage and pricing of our products. Furthermore, our research, testing, pricing, marketing and other operations are subject to extensive regulation by domestic and foreign government regulatory authorities. We, or others could identify side effects or manufacturing problems with our products after they are on the market. In addition, we compete with other companies with respect to some of our marketed products as well as for the discovery and development of new products. Discovery or identification of new product candidates cannot be guaranteed and movement from concept to product

- MORE -

AMGEN INC.  ANNOUNCES EXPIRATION AND RESULTS OF ITS EXCHANGE OFFER FOR ITS OUTSTANDING LIQUID YIELD OPTION NOTES DUE 2032

is uncertain; consequently, there can be no guarantee that any particular product candidate will be successful and become a commercial product. In addition, while we routinely obtain patents for our products and technology, the protection offered by our patents and patent applications may be challenged, invalidated or circumvented by our competitors. Further, some raw materials, medical devices, and component parts for our products are supplied by sole first party suppliers.

About Amgen
Amgen is a global biotechnology company that discovers, develops, manufactures and markets important human therapeutics based on advances in cellular and molecular biology.

CONTACT:	Amgen Inc., Thousand Oaks Christine Cassiano, 805-447-4587 (Media) Arvind Sood, 805-447-1060 (Investors)

###